Exhibit 10.7

Trilogy Metals Inc.

Stock Option Certificate

The Company hereby grants to the Participant named below the following Options to acquire common shares (“Shares”) of the Company on the terms of the Company’s Stock Option Plan (the “Plan”) and the terms outlined below:

Participant’s Name: Address: Total Option Shares: For U.S. Participants: of which _______________ are ISO Options Exercise Price Per Share: Date of Grant: Expiry Date: Terms of Vesting: Other:

Participant agrees that he/she may suffer tax consequences as a result of the grant of these Options, the exercise of the Options and the disposition of Shares.  Participant acknowledges that he/she is not relying on the Company for any tax advice.  To the extent that the Option is potentially subject to taxation under either Canada or the U.S. or both jurisdictions, the Participant acknowledges that the Participant has had adequate opportunity to obtain advice of independent tax counsel with respect to the tax treatment of the Option (including federal, state and provincial, as applicable).  Furthermore, non-U.S. Participants who are granted Options that are not subject to the restrictions applicable to U.S. Participants but who subsequently become subject to U.S. federal income tax on compensatory income are encouraged to seek advice of independent tax counsel to determine the applicability of U.S. tax law to such Options.

This Stock Option Certificate is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of the Stock Option Certificate and the Plan, the terms of the Plan shall govern.

If you agree to accept the Options described above, subject to all of the terms and conditions of the Plan, please sign one copy of this letter and return it to ______________ by ______________.

TRILOGY METALS INC.

By:
Authorized Signatory

I have received a copy of the Plan and agree to comply with, and agree that my participation is subject in all respects to, its terms and conditions.

Name of Participant

Signature of Participant

Date